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                                                              Exhibit

                                 EMPLOYMENT AGREEMENT



    EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of this 10th day of March, 1996, by and between DIABETES SELF CARE, INC., a Virginia corporation having its principal offices at 3601 Thirlane Road, N.W., Suite 4, Roanoke, Virginia 24019 (the "Company"), and TOD ROBINSON, an individual residing at 12744 Via Nieve, San Diego, California 92130 (the "Employee");


                                W I T N E S S E T H :


    WHEREAS, the Employee has extensive experience relating the development, marketing and promotion of diabetic and other home care therapy products; and

    WHEREAS, to promote the ongoing business of the Company, the Company desires to assure itself of the right to the Employee's services from and after the date hereof, on the terms and conditions of this Agreement; and

    WHEREAS, the Employee is willing and able to render his services to the Company from and after the date hereof, on the terms and conditions of this Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

    1.   Nature of Employment.

         (a) Subject to the terms and conditions of this Agreement, the Company shall, throughout the term of this Agreement, retain the Employee, and the Employee shall render services to the Company, in the capacity and with the title of National Vice President - Sales. In such capacity, the Employee shall have and exercise responsibility for overseeing and actively participating in the Company's marketing and sales efforts throughout the United States, together with such other similar or related duties as may be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board"). Notwithstanding the assignment of certain duties by the Board, the Employee shall, on a day-to-day basis, report and be accountable directly to the Executive Vice President - Sales of the Company's parent corporation, Universal Self Care, Inc. ("USCI").

         (b)  Throughout the period of his employment hereunder, the Employee
shall:  (i)   devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance

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of his duties and responsibilities hereunder on behalf of the Company; (ii)
observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board, including but not limited to the standard policies and procedures of the Company as in effect from time to time; and (iii) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities.


         (c) It is expected that, subject to the foregoing reasonable travel requirements, the Employee will perform his services hereunder primarily from his home office in San Diego, California.

    2.   Term of Employment.

         (a) Subject to prior termination in accordance with paragraph 2(b) below, the term of this Agreement and the Employee's employment hereunder shall commence on the date hereof and shall continue through March 10, 1998, and shall thereafter automatically renew for additional terms of one (1) year each unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of such term).

         (b)  This Agreement may be terminated:

              (i) upon mutual written agreement of the Company and the Employee;

              (ii) at the option of the Employee, upon fourteen (14) days' prior written notice to the Company, in the event that the Company shall (A) fail to make any payment to the Employee required to be made under the terms of this Agreement within thirty (30) days after payment is due, or (B) fail to perform any other material covenant or agreement to be performed by it hereunder or take any action prohibited by this Agreement, and fail to cure or remedy same within thirty (30) days after written notice thereof to the Company;

              (iii) at the option of the Company, upon written notice to the Employee, "for cause" (as hereinafter defined);

              (iv) at the option of the Company in the event of the "permanent disability" (as hereinafter defined) of the Employee; or

              (v)  upon the death of the Employee.

         (c) As used herein, the term "for cause" shall mean and be limited to: (i) any willful and material breach of this Agreement (including, without

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limitation, the covenants contained in paragraph 5 below) by the Employee which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Employee; (ii) gross neglect by the Employee of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Employee in connection with the performance of his duties and responsibilities hereunder; (iv) the Employee being under the influence of alcohol or drugs during business hours or while on call, or being habitually drunk or addicted to drugs; (v) the commission by the Employee of any crime of moral turpitude, or any other action by the Employee which materially impairs or damages the reputation of the Company; or (vi) habitual breach by the Employee of any of the material provisions of this Agreement (regardless of any prior cure thereof).

         (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period in excess of six (6) consecutive months. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

         (e) Upon any termination of this Agreement as hereinabove provided, the Employee (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all unpaid Base Salary, Performance Bonus, Commissions and Profit Participation (as such terms are hereinafter defined) appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and any other amounts then due and payable to the Employee hereunder. All such payments shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination.

    3.   Compensation and Benefits.

         (a) Base Salary. As compensation for his services to be rendered hereunder, the Company shall pay to the Employee a base salary at the rate of Ninety-Five Thousand ($95,000) Dollars per annum (the "Base Salary"), payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time.

         (b) Performance Bonus and Commission. Throughout the period of the Employee's employment hereunder, the Employee shall establish, on a monthly basis, referral and performance targets which shall be subject to review and

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final approval by the Executive Vice President - Sales of USCI.  The Company
shall pay to the Employee, within fifteen (15) days after the close of each calendar month, (i) the sum of (A) $500 in the event that the Employee shall achieve 80% or more, but less than 90%, of the approved referral goal for the calendar month then ended, (B) $700 if the Employee shall achieve 90% or more, but less than 100%, of such approved referral goal, or (C) $1,000 if the Employee shall achieve 100% or more of such approved referral goal (in each instance, the "Performance Bonus"), and (ii) a commission of $1,000 for each fully executed managed care contract covering more than 10,000 lives which is originated by the Employee for the Company during the calendar month then ended ("Commissions"). The parties hereby confirm their intention to develop a comprehensive program for commissions on managed care contracts, which, subject to and upon final approval by the Employee and the Executive Vice President - Sales of USCI, will supersede and replace the Commission terms of the foregoing clause (ii).

         (c) Profit Participation. In addition to the other compensation herein provided, the Company shall pay to the Employee, within sixty (60) days after the close of each fiscal year of the Company during which the Employee shall be employed hereunder (appropriately prorated for partial years of employment hereunder), an amount (the "Profit Participation") equal to (i) one-half of one (0.5%) percent of the net after-tax profits of the Company for the fiscal year then ended, calculated in accordance with generally accepted accounting principals consistently applied ("After-Tax Profits"), plus (ii) if the After-Tax Profits exceed $500,000 for such fiscal year, the additional sum of $10,000. Regardless of whether any Profit Participation shall be payable hereunder in respect of any fiscal year, the Company shall provide to the Employee, within sixty (60) days after the close of each applicable fiscal year, a written statement setting forth the calculation of the Company's net after-tax profits for the subject fiscal year, and the calculation of the amount of the Profit Participation, if any, payable in respect thereof. Any and all Profit Participation shall not be charged as an expense of the Company for the fiscal year to which such Profit Participation relates, but may be charged as an expense of the Company in the year in which such Profit Participation is paid to the Employee.

         (d) Discretionary Bonus. The Company may, from time to time, in its sole and absolute discretion, pay to the Employee, as a special incentive, bonuses of up to $10,000 per annum based on the Employee's extraordinary efforts and/or the Company's favorable results of operations. Any such bonus(es) shall be in the sole and absolute discretion of the Company.

         (e) Automobile Allowance. Throughout the period of the Employee's employment hereunder, the Company shall pay to the Employee, on a monthly basis, a non-accountable automobile allowance in the amount of $500 per month, plus

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reimbursement at the rate of $.29 per mile for all mileage incurred by the
Employee on Company business and properly vouchered per Company policy. It is intended that the Employee utilize such automobile allowance for the financing or leasing of an automobile, and expenses related to the operation and maintenance thereof, but (i) the Employee shall not be required to account to the Company for the specific expenditure of such automobile allowance, and (ii) the Employee shall be solely responsible for the reporting of any and all income and the payment of any and all taxes which may be attributable to such automobile allowance.

         (f) Split-Dollar Life Insurance. The Company shall further provide to the Employee, throughout the period of his employment hereunder, a split-dollar life insurance policy providing a death benefit of $500,000 to such beneficiaries as may be designated by the Employee from time to time. The Employee may at any time elect to discontinue such coverage in his sole and absolute discretion.

         (g) Stock Options. Simultaneous with the execution and delivery of this Agreement, the Company is causing USCI to issue to the Employee a stock option whereby the Employee may, subject to the terms and conditions of the stock option agreement, purchase up to 30,000 restricted shares of common stock of USCI at an exercise price of $1.50 per share (subject to adjustment as provided in such stock option agreement).

         (h) Fringe Benefits. The Company shall also make available to the Employee, throughout the period of his employment hereunder, such benefits and perquisites as are generally provided by the Company to its employees, including but not limited to eligibility for participation in any group life, health, dental, disability or accident insurance, pension plan, profit-sharing plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy. Participation in such benefit plans shall be subject to standard waiting periods following the commencement of full-time employment, as currently provided in such plans.

         (i) Expenses. Throughout the period of the Employee's employment hereunder, the Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been

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approved in accordance with the Company's standard policies and procedures in effect from time to time.

    4.   Vacation, etc.

         (a) Commencing ninety (90) days after the Employee begins full-time employment with the Company, the Employee shall be entitled to take, from time to time, normal and reasonable vacations with pay, consistent with the Company's standard policies and procedures in effect from time to time, at such times as shall be mutually convenient to the Employee and the Company, and so as not to interfere unduly with the conduct of the business of the Company.

         (b) Commencing ninety (90) days after the Employee begins full-time employment with the Company, the Employee shall further be entitled to paid holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.

    5.   Restrictive Covenants.

         (a) The Employee hereby acknowledges and agrees that (i) the business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques, promotional methods and other aspects of the business of the Company have been and are of value to the Company, and have provided and will hereafter provide the Company with substantial competitive advantage in the operation of its business, and (ii) he has and will continue to have detailed knowledge and possesses and will possess confidential information concerning the business and operations of the Company. The Employee hereby further acknowledges that his business skills are not uniquely suited to businesses of the type conducted by the Company, and that, if required, he could readily adapt and utilize such skills in one or more other types of businesses.

         (b) The Employee shall not, directly or indirectly, for himself or through or on behalf of any other person or entity:

              (i) at any time, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, client or customer lists, technology, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information of the Company of whatever nature, whether now existing or hereafter created or developed (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (A) it is a matter of common knowledge or public record, (B) it is generally known in the industry, or (C) the Employee can demonstrate that such information was already known to the

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recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement); and/or

              (ii) at any time during the period from the date hereof through and including the date of the termination of the Employee's employment with the Company, and for an additional period of one (1) year thereafter in the event that such termination is "for cause" (collectively, the "Restrictive Period"), invest, carry on, engage or become involved, either as an employee, agent, advisor, officer, director, stockholder (excluding ownership of not more than 3% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than USCI or its subsidiaries, affiliates, successors or assigns) which derives any material revenues from the offer or sale in the United States, at wholesale or retail, of any home diabetic care products or other goods or services offered or sold by USCI or its subsidiaries, affiliates, successors or assigns from time to time during the Restrictive Period, or which engages in any other business similar to or competitive with the business of USCI or its subsidiaries, affiliates, successors or assigns (as such business is constituted at the time that the Employee proposes to become involved in such other business enterprise); provided, however, that the Employee's activities on behalf of Nationwide Diabetes Supply Company, as, to the extent and in the manner described in Exhibit A annexed hereto (which Exhibit A has been prepared by the Employee) shall not be deemed a violation of this paragraph 5(b)(ii) so long as there is no violation of paragraph 5(b)(i) above in connection therewith, or a violation of paragraph 1(b)(i) above so long as there is no material interference with the Employee's performance of his duties and responsibilities to the Company by reason thereof.

         (c) The Employee and the Company hereby acknowledge and agree that, in the event of any breach by the Employee, directly or indirectly, of the foregoing restrictive covenants, it will be difficult to ascertain the precise amount of damages that may be suffered by the Company by reason of such breach; and accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, the breaching party or parties shall be required to pay to the Company, on demand from time to time, cash amounts equal to any and all gross revenues derived by the breaching party or parties, directly or indirectly, from any and all violative acts or activities. The parties hereby agree that the foregoing constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of any breach of this paragraph 5 by the Employee, and the parties hereby agree to such liquidated damages in lieu of any and all other measures of damages that might be asserted in respect of any subject breach.

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         (d)  The Employee and the Company hereby further acknowledge and agree that any breach by the Employee, directly or indirectly, of the foregoing restrictive covenants will cause the Company irreparable injury for which there is no adequate remedy at law. Accordingly, the Employee expressly agrees that, in the event of any such breach or any threatened breach hereunder by the Employee, directly or indirectly, the Company shall be entitled, in addition to any and all other remedies available (including but not limited to the liquidated damages provided for in paragraph 5(c) above), to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach under the provisions of this paragraph 5.

         (e) In the event of any dispute under or arising out of this paragraph 5, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages and/or other relief that may be awarded, its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

    6.   Non-Assignability.

         In light of the unique personal services to be performed by the Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Employee of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

    7.   Notices.

         Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith. Copies of any notices or other communications to the Company shall simultaneously be sent by first class mail to Diabetes Self Care, 11585 Farmington Road, Livonia, Michigan 48150, Attn: Mr. Brian Bookmeier.

    8.   General.

         (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No

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failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

         (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

         (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of California.

         (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

         (g) Except for any legal or judicial proceeding which may be brought for injunctive and/or any other equitable relief as contemplated by paragraph 5(d) above, any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration before one or more arbitrators designated by the American Arbitration Association in Livonia, Michigan. The award of such arbitrator(s) may be enforced in any court of competent jurisdiction. The prevailing party in any action or proceeding hereunder shall be entitled to an award for its costs and reasonable attorneys' fees in connection with such action or proceeding, and the arbitrator(s) in any arbitration hereunder shall be empowered and directed to make such an award in his, her or their discretion.

         (h) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

         (i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person

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or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

         (j) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                             DIABETES SELF CARE, INC.


                             By:_____________________________


                             ________________________________
                             TOD ROBINSON





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